Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
To Prospectus dated March 16, 2010	File No. 333-163442

TRI-VALLEY CORPORATION
Up to $3,000,000
Common Stock

We have entered into a new sales agreement (the “February Agreement”) with C. K. Cooper & Company, Inc. (“CKCC”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the February Agreement, we may offer and sell up to $3,000,000 in aggregate amount of our shares from time to time through CKCC, as our placement/sales agent. CKCC is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the February Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the NYSE Amex Exchange, LLC, or NYSE Amex, at market prices, and such other sales as agreed upon by CKCC and us.

CKCC will receive from us a commission of 5.0% based on the gross sales price per share for any shares sold through it as agent under the February Agreement.  After payment of the commission to CKCC, and the payment of expenses of the offering which we estimate to be approximately $40,000, the net proceeds to us of the offering will be approximately $2,810,000.  Sales pursuant to the February Agreement are in addition to the sale of up to $3,000,000 of our shares under our agreement with CKCC dated October 22, 2010 (the “October Agreement”).  See Summary, page S-3, Capitalization, page S-12, and Plan of Distribution, page S-14, of this prospectus supplement.

Our common stock is listed on the NYSE Amex under the symbol “TIV.”  The last reported sale price of our common stock on the NYSE Amex on February 3, 2011, was $0.41 per share.

As of December 30, 2010, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $48,346,363 based on 51,615,395 shares of our outstanding common stock held by non-affiliates (including shares issuable on exercise of warrants) at a price of $0.83 per share, which was the average of the high and low sale price of our common stock on the NYSE Amex on December 30, 2010.  Excluding the securities offered hereby, we sold securities in the aggregate amount of $10,526,150 (including the value of exercised warrants and stock issued in exchange for cancellation of warrants) pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves various risks. See Risk Factors on page S-4 of this prospectus supplement and on page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

 The date of this Prospectus is February 3, 2011

TABLE OF CONTENTS

SUMMARY	S-3

RISK FACTORS	S-4

USE OF PROCEEDS	S-12

CAPITALIZATION	S-12

CERTAIN TRANSACTIONS	S-13

LEGAL PROCEEDINGS	S-14

PLAN OF DISTRIBUTION	S-14

DESCRIPTION OF SECURITIES	S-16

LEGAL MATTERS	S-16

EXPERTS	S-16

WHERE YOU CAN FIND MORE INFORMATION	S-16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-17

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not authorized anyone, and the sales agent has not authorized anyone, to give you information different from that contained in this prospectus supplement and the accompanying prospectus or such incorporated documents. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell certain of our securities up to an aggregate amount of $100,000,000 in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.  Thus, this document is comprised of two parts. The first part is the prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, which provides more general information about us and the securities we may offer from time to time under our shelf registration statement. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. You should read carefully both this prospectus supplement and the accompanying prospectus, as both include important information about us, our securities and other information you should know before investing. If information varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

As used in this prospectus, “we,” “us,” “our,” or “our company” refers to Tri-Valley Corporation and all of its subsidiaries and affiliated companies.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus and other filings with the SEC, reports to our stockholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could,” “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

The factors that could cause actual results to differ include, but are not limited to, those risks that are outlined under the Risk Factors section contained in this prospectus supplement and the accompanying prospectus, as well as those risks that are disclosed in our periodic reports filed with the SEC pursuant the Exchange Act.  New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. Except as required by law, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors” and the financial statements and the documents incorporated by reference.

Summary of the Offering

Securities we are offering:
Sales under February Agreement	Shares of our common stock, par value $0.001 per share, having an aggregate gross offering price of up to $3,000,000.
Sales under October Agreement
The October Agreement authorized the sale of up to $3,000,000 of our common stock.  As of January 28, 2011, 5,322,399 shares of common stock had been sold under the October Agreement for net proceeds of approximately $2,554,000 after deducting commissions to CKCC and offering expenses.  We may sell an additional $323,574 of common stock under the October Agreement.  See Plan of Distribution on page S-14 of this prospectus supplement.

Common stock outstanding before the offering	50,551,660 shares (1)
Manner of offering	Commercially reasonable efforts “at the market” offering that may be made from time to time through our sales agent, C. K. Cooper & Company, Inc. See Plan of Distribution on page S-14.
Use of proceeds	We intend to use the proceeds to develop our Claflin oil and gas property, to reduce trade payables, and for working capital. See Use of Proceeds, page S-12.
Risk factors	See Risk Factors, below.
NYSE Amex symbol	TIV

(1)  The number of shares of common stock outstanding before this offering is based on 50,551,660 shares outstanding as of January 19, 2011, and does not include, as of that date, 2,310,500 shares issuable upon the exercise of outstanding stock options and warrants issued to our officers, directors and employees.

Business Overview

Tri-Valley Corporation, through our subsidiaries, engages in the exploration, acquisition, and development of petroleum and precious metals properties. Our principal oil and gas properties include our Pleasant Valley project and Claflin property located in California. We own precious metals properties in Alaska, including the Richardson claim block consisting of 28,720 gross acres located southeast of Fairbanks; and the Shorty Creek project in the Livengood District of Alaska. Our principal offices are located at 4550 California Avenue, Suite 600, Bakersfield, California  93309; telephone (661) 864-0500.

We conduct operations through two wholly owned subsidiaries:

•	Tri-Valley Oil & Gas Co. (“TVOG”)—conducts our hydrocarbon (crude oil and natural gas) business. TVOG derives its revenue from crude oil and natural gas drilling.

•	Select Resources Corporation, Inc. (“Select”)—conducts our precious metals and industrial minerals business. Select holds and develops two major mineral assets in the State of Alaska.

In December 2010, we merged three wholly-owned subsidiaries into Tri-Valley, and we took over their assets, liabilities and functions.  Two of these subsidiaries were dormant limited liability companies through which we had formerly conducted rig operations.  The third subsidiary was a dormant corporation with no assets or operations.

Tri-Valley’s businesses are organized into four operating segments:

-	Oil and Gas Operations—This segment represents our oil and gas business. Further, during 2010, this segment generated virtually all of the Company’s revenues from operations.

-	Rig Operations—This segment consists of drilling rig operations.

-
Minerals—This segment represents our precious metal and industrial mineral prospects.  In the past, it has generated revenues from pilot-scale mining projects and subcontracting exploration and business development projects.  This segment holds title to land or leases in the State of Alaska.  There was no significant precious metals activity in 2010.  In December 2010, we sold our Admiral Calder calcium carbonate quarry located on Prince of Wales Island in Alaska.

-	Drilling and Development—This segment includes revenue received from crude oil and natural gas drilling and development operations performed for joint venture partners.

RISK FACTORS

An investment in our common stock involves a number of risks. Before making an investment decision to purchase our common stock, you should carefully consider all of the risks described in this prospectus supplement, the accompanying prospectus, as well as the risks described in our annual report on Form 10-K for the year ended December 31, 2009, and our quarterly report on Form 10-Q for the period ended September 30, 2010, along with other information included in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Involved in Oil and Gas Operations/Drilling and Development

Our success depends heavily on market conditions and prices for oil and gas.

Our success depends heavily upon our ability to market oil and gas production at favorable prices.  In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts. As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and to a lesser extent, natural gas.  The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.  The futures market for crude oil forecasts a significant increase in crude oil prices over the next six plus years, which if realized, would result in significant increases in reserves and profitable production.

Estimating oil and gas reserves leads to uncertain results and thus our estimates of value of those reserves could be incorrect.

Our reserves are annually evaluated by qualified, independent engineering firms.  The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  As a result, such estimates are inherently imprecise.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

Any significant variance in these assumptions could materially change the estimated quantities and present value of our reserves.  In addition, our proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

The SEC has amended its rules to update oil and gas reserve reporting requirements.  The amendments apply to our reserve reporting beginning with our annual report for the year ending December 31, 2009.  Key revisions include the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, permitting disclosure of probable and possible reserves, and changes to the pricing used to determine reserves in that companies must use a 12-month average price. The average will be calculated using the first-day-
of-the-month price for each of the 12 months that make up the reporting period.  We do not know what, if any, effect the new reporting requirements may have on our reported reserves.

Continued production of oil and gas depends on our ability to find or acquire additional reserves, which we may not be able to accomplish.

In general, the volume of production from oil and gas properties declines as reserves are produced.  Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploitation activities, or both, our proved reserves will decline as reserves are produced.  Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.  The business of acquiring, enhancing or developing reserves is capital intensive.  We require cash flow from operations as well as outside investments to fund our acquisition and development activities.  If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel.  During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater.  In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases.  If as a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services may rise, and the costs of these services may increase, while the quality of these services may suffer.  The unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel may become severe in California and may materially and adversely affect us because our operations and properties are concentrated in those areas.

Our oil and gas reserves are concentrated in California.

Because we are not diversified geographically, local conditions may have a greater effect on us than on other companies.  All of our oil and gas reserves are located in California.  Because our reserves are not diversified geographically, our business is more subject to local conditions than other, more diversified companies.

Currently pending lawsuits threaten to limit potential development of a significant and valuable heavy oil project.

There are currently two legal actions pending against us that may result in the termination of leases to properties in our Pleasant Valley project.   Drilling and production operations have not yet commenced on one of these properties due to the pending litigation.  Drilling and production operations on the other property are suspended due to the pending litigation and waiting for the installation of an improved electric distribution system required by a local regulatory body.  Our present intention is to develop these leases as part of our Pleasant Valley project.  We believe that the leases have significant and valuable heavy oil deposits. If the plaintiffs are successful in terminating the oil and gas leases, our potential for future development in the Pleasant Valley Field will be significantly impaired.  We are vigorously pursuing and defending these lawsuits, as we believe that we have valid claims and defenses.  The two pending legal actions are more fully described in Legal Proceedings, page S-14.

Oil and gas drilling and production activities are subject to numerous mechanical and environmental risks that could cause less production.

These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves.  New wells we drill may not be productive and we may not recover all or any portion of our investment in the well.

Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formation and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.  In accordance with customary industry practice, we maintain insurance against these kinds of risks, but our level of insurance may not cover all losses in the event of a drilling or production catastrophe.  Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Oil and gas activities can result in liability under federal, state, and local environmental regulations for activities involving among other things, water pollution and hazardous waste transport, storage and disposal.  Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.  Environmental laws could subject us to liabilities for environmental damages even where we are not the operator who caused the environmental damage.

Drilling is a speculative activity, because assessments of drilling prospects are inexact.

The successful acquisition of oil and gas properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.  Exploratory drilling remains a speculative activity.  Even when fully utilized and properly interpreted, seismic data and other advanced technologies only assist geoscientists in identifying subsurface structures and do not enable the interpreter to know whether hydrocarbons are in fact present.

Therefore, our assessments of drilling prospects are necessarily inexact and their accuracy inherently uncertain.  In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices.  Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.  Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

In most cases, we are not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an “as is” basis with limited remedies for breaches of representations and warranties.  In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not be able to fulfill its contractual obligation.  In addition, competition for producing oil and gas properties is intense and many of our competitors have financial and other resources, which are substantially greater than ours.  Therefore, we may not be able to acquire producing oil and gas properties which contain economically recoverable reserves or that we make such acquisitions at acceptable prices.

Governmental regulations make production more difficult and production costs higher.

Domestic exploration for the production and sale of oil and gas are extensively regulated at both the federal and state levels.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations affecting the oil and gas industry that often are difficult and costly to comply with and which carry substantial penalties for noncompliance.  State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations.
Most states in which we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties and the establishment of maximum rates of production from wells.  Many state statutes and regulations may limit the rate at which oil and gas could otherwise be produced from acquired properties.  Some states have also enacted statutes proscribing ceiling prices for natural gas sold within their states.  Our operations are also subject to numerous laws and regulations governing plugging and abandonment, the discharge of material into the environment or otherwise relating to environmental protection.  The heavy regulatory burden on the oil and gas industry increases its cost of doing business and consequently affects its profitability.  Any change in such laws, rules, regulations, or interpretations, may harm our financial condition or operating results.

Risks Involved in Our Rig Operations Business

Our rig operations have not had significant consistent revenue.

Our drilling rig operations began in 2006.  In 2008, we sold all but one of our rigs.  We have not realized a high rig utilization to date, and we cannot predict when we may begin to see increased rig utilization.  Due to the current industry downturn, our drilling rig is idle.

Our rig operations may not be profitable due to:

•	New, lower cost competitors;
•	Low utilization of our rigs; and
•	Write-downs of asset values.

Our operations may be adversely affected by risks and hazards associated with the rig operations industry that may not be fully covered by insurance.

Our business is subject to a number of risks and hazards including:

• Environmental hazards; and
• Industrial accidents

Such risks could result in:

• Personal injury or fatalities; and
• Environmental damage

For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

Risks Involved in Our Mining Business

Our mining business has not yet begun to realize significant revenue.

Select Resources Corporation, Inc. (“Select”), our minerals subsidiary, was formed in late 2004.  We have realized no significant operating revenue from our investment in Select to date, and we cannot predict when, if ever, we may begin to see significant returns from these minerals investments.

Our mining operations may not be profitable.

The economic value of our minerals operations may be adversely affected by:

• Declines or changes in demand;
• Declines in the market price of the various metals or minerals;
• Increased production or capital costs;
•	Reductions in the availability of replacement equipment (such as tires), and reductions in the ability to make repairs,
• Increasing environmental and/or permitting requirements and government regulations;
• Reduction in the grade or tonnage of the deposit;
• Increase in the dilution of the ore;
• Reduced recovery rates;
• Delays in new project development;
• New, lower cost competitors;
• Reductions in reserves; and
• Write-downs of asset values.

Our metal reserves and deposits are concentrated in Alaska.

Because our mining operations are not diversified geographically, local conditions may have a greater effect on us than on other companies.  All of our metal and mining operations and reserves are located in the State of Alaska and subject to local rules and regulations thereof as well as particular U.S. government rules and regulations applicable to Alaska.

We have no executives fully dedicated to our minerals business.

In January 2011, we eliminated the position of the only full-time executive whose principal role was to monetize our mineral properties.  We expect to use partially dedicated staff-level employees from Tri-Valley, but we have no staff-level employees dedicated full time to the development of our properties.  Any substantial development of any of our mineral properties would require the hiring of additional staff to oversee that development.  We cannot be sure that we can hire qualified people at affordable prices to fill that need, or that consultants would be available and able to serve instead of employees.

Our operations may be adversely affected by risks and hazards associated with the minerals industry that may not be fully covered by insurance.

Our business is subject to a number of risks and hazards including:

• Environmental hazards;
• Industrial accidents;
• Unusual or unexpected geologic formations; and
•	Unanticipated hydrologic conditions, including flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

• Personal injury or fatalities;
• Damage to or destruction of mineral properties or producing facilities;
• Environmental damage; and
• Delays in exploration, development or mining.

For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Insurance against environmental risks is generally either unavailable or, we believe, too expensive for us, and, therefore, we do not maintain environmental insurance. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

Risks Involved in Our Operations Generally

If we are unable to obtain additional funding our business operations will be harmed.

As of December 31, 2009, our accumulated deficit was $52.4 million.  As of September 30, 2010, our accumulated deficit was $64.5 million.  If we are unable to generate sufficient revenues from operations, we may be required to sell additional equity or debt securities.  Debt financing must be repaid at maturity, regardless of whether or not we have sufficient cash resources available at that time to repay the debt and may contain covenants restricting the operations of our business.  The sale of additional equity or convertible debt securities could result in additional dilution to existing stockholders. Any financing arrangements may not be available on terms acceptable to us, if at all.

Our cash balance as of December 31, 2009, and September 30, 2010, was $0.3 million.  Current liabilities were $7.25 million on December 31, 2009, and $6.2 million on September 30, 2010.  In light of this and other factors, our independent accountant has included a going concern qualification in its report on our financial statements for the year ended December 31, 2009, noting that our ability to continue as a going concern is dependent on additional sources of capital and the success of our business strategy.

Risks Related to Our Common Stock and this Offering

Our stock price is volatile and could decline.

The price of our common stock has been, and is likely to continue to be, volatile. Our stock price during the twelve months ended December 31, 2010, traded as low as $0.35 per share and as high as $3.88 per share. We cannot assure you that your initial investment in our common stock will not fluctuate significantly. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including those risks outlined elsewhere in this “Risk Factors” section.

In addition, the stock market in general, including companies whose stock is listed on the NYSE Amex, have experienced extreme price and volume fluctuations that have often been disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Since we have not paid dividends on our common stock, you may not receive income from this investment.

We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of our business.

Trading in our stock over the last twelve months has been limited, so investors may not be able to sell as much stock as they want at prevailing prices.

The average daily trading volume in our common stock for the twelve months ended December 31, 2010, was approximately 187,167 shares. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares. Volatility in our common stock could cause stockholders to incur substantial losses.

Sales of substantial amounts of our common stock in the public market could harm the market price of our common stock.

The sale of substantial amounts of shares of our common stock (including shares issuable upon exercise of outstanding options and warrants to purchase our common stock) may cause substantial fluctuations in the price of our common stock. Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the sale of shares in this offering could impair our ability to raise capital in the near term.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Following the completion of this offering, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or under equity based incentive plans, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the prior rights of holders of that preferred stock.

You will incur immediate dilution in the net tangible book value of your shares.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plans or other employee or director compensation plans

We will have broad discretion in applying the net proceeds of this offering and may not use those proceeds in ways that will enhance the market value of our common stock.

We have significant flexibility in applying the net proceeds we will receive in this offering. We intend to use the proceeds from the sale of the securities offered by this prospectus supplement for drilling and development and for general corporate purposes, as further described in Use of Proceeds. Our stock price could decline if the market does not view our use of the net proceeds from this offering favorably.

The departure of our president and chief executive officer would be detrimental to our operations until we could fill the position again.

Our management team was reorganized during the summer of 2010, as reported in Item 5 – Other Information – Executive Management Changes, of our Quarterly Report on Form 10-Q for the period ended June 30, 2010.  Our success will depend in large part on the continued services of our president and chief executive officer, Maston N. Cunningham.  Our agreement with Mr. Cunningham does not have a definite term.  Although our board of directors has established a succession plan, the loss of his service would be particularly detrimental to us because of his background and experience in the oil and gas industry.  We do not carry key man life insurance on Mr. Cunningham’s life.

The NYSE Amex may delist our common stock for non-compliance with listing requirements.

On July 2, 2010, NYSE Amex LLC notified us that we are not currently in compliance with the requirement for continued listing on the exchange that companies listed on NYSE Amex are required by Section 1003(a)(iii) of the Company Guide to maintain a minimum of $6 million in stockholders’ equity,  if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.  Our Form 10-Q for the quarter ended September 30, 2010, reported stockholders’ equity at September 30, 2010, of $5,923,974.

On August 2, 2010, we submitted a plan to regain compliance with Section 1003(a)(iii) of the Company Guide.  On October 5, 2010, NYSE Amex notified us that it had accepted our plan and had granted an extension until March 31, 2011, for continued listing of our common stock and for us to regain compliance with the continued listing standards.  The offering of common stock contemplated by this registration statement is an integral part of that plan.  However, if we are unable to complete a securities offering successfully, or if we continue to experience significant losses, we may not achieve compliance with continued listing standards and NYSE Amex could seek to delist our stock.  In that event we would likely seek to be listed on the NASDAQ Capital Market, but we cannot assure you that we would be able to obtain such listing, and even if we were successful in doing so, NYSE Amex delisting could have a negative impact on the market price and liquidity of our common stock.   In the event we cannot list on the NASDAQ Capital Market, our common stock may be eligible to trade on the OTC Bulletin Board or the “Pink Sheets”. In such an event, it could become more difficult to dispose of, or obtain accurate quotations for the price of, our common stock, and there would likely also be a reduction in our coverage by security analysts and the news media, which could cause the price of our common stock to decline further.

Our stock is subject to anti-takeover provisions that could discourage potential acquirers from bidding for our stock.

We have adopted a Share Purchase Rights Agreement as a defensive measure against potential hostile take-over attempts.  The Rights Agreement is designed to discourage potential hostile suitors from acquiring a controlling interest in our common stock.  In addition, our stock is subject to the Delaware Business Combination Statute, which may also discourage outsiders from acquiring our stock. The Rights Agreement and the Delaware Business Combination Statute may both discourage others from bidding for our stock or otherwise seeking to acquire our stock on terms that our existing shareholders might find attractive.  This could depress the market price for our stock.  A detailed description of the Rights Agreement and the Business Combination Statute is contained in Anti-Takeover Provisions on page 21 of the accompanying prospectus.

USE OF PROCEEDS

After deduction of the placement/sales agency fee and offering expenses, expected to total approximately $190,000 if the maximum offering amount is sold, we estimate the net proceeds to us from the sale of stock in this offering to be approximately $2,810,000.  We intend to use the net proceeds of this offering for further drilling and development of the Company’s Claflin property in the Edison Field located east of Bakersfield, California, reducing trade payables, and for working capital.

The specific uses of the net proceeds from this offering will vary depending on numerous factors, including the factors described under the “Risk Factors” section of this prospectus supplement and in the other documents we file from time to time with the SEC. Accordingly, our management will have broad discretion in the application of net proceeds, and we reserve the right to use these proceeds for different purposes or uses which we have not identified above.

CAPITALIZATION

The following table sets forth our actual and as adjusted capitalization as of September 30, 2010. We estimate that the net proceeds to us from this offering, after deducting placement agent fees and estimated offering expenses, will be approximately $2,810,000 if the maximum amount of the offering is sold. The “As Adjusted” column gives effect to this offering, assuming the maximum amount is sold, and to these additional adjustments to our capital stock after September 30, 2010:

•
Net proceeds to us of approximately $2,815,000 from the offering conducted pursuant to the October Agreement, after deducting placement agent fees and offering expenses, assuming the maximum amount of that offering is sold.

•	Issuance of an additional 83,500 shares of Series A Preferred Stock in exchange for cancellation of indebtedness of $835,000 to former investors in Great Valley Production Services, LLC (“GVPS”); and
•	Issuance of 5,405,000 shares of common stock in exchange for cancellation of outstanding Series A, B, C and D warrants.

See Certain Transactions below.

The following table is unaudited and should be read in conjunction with the information contained in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited consolidated financial statements, including the related notes, contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, all of which are incorporated by reference in this prospectus supplement.

	As of September 30, 2010
	Actual (Unaudited	Adjustments		As Adjusted (Unaudited)

Cash	$ 229,796	$ 5,625,000	(1)	$ 5,854,796

Liabilities
Current liabilities	6,207,304	(835,000)	(2)	5,372,304
Non-current liabilities	2,285,514			2,285,514
Total liabilities	8,492,818	(835,000)		7,657,818

Stockholders’ equity
Series A preferred stock	355	84	(3)	439
Common stock and net paid in capital	5,923,619	6,459,916	(4)	12,383,535
Total stockholders’ equity	5,293,974	6,460,000		21,383,974

Total liabilities and stockholders’ equity	$14,416,792	$ 5,625,000		$20,041,792

(1)      Net proceeds of common stock sales.
(2)      Reduction of GVPS obligations after September 30, 2010.
(3)	Increase in preferred stockholders equity due to preferred stock issued in exchange for GVPS obligations.
(4)	Increase in stockholders’ equity and paid in capital due to common and preferred stock issuances.

CERTAIN TRANSACTIONS

On September 30, 2010, 355,000 shares of Series A preferred stock were issued and outstanding.  These shares were issued to our Chairman of the Board, G. Thomas Gamble, in exchange for outstanding obligations from the Company to Mr. Gamble.  The obligations exchanged included a note payable of $850,000 from the Company resulting from an advance by Mr. Gamble in December 2009 and the previous acquisition of membership interests in GVPS for consideration of $2,700,000, for a total of $3,550,000.

Subsequent to September 30, 2010, we issued an additional 83,500 shares of Series A preferred stock to five shareholders in exchange for obligations in the amount of $835,000 arising under the previous acquisition of membership interests in GVPS.

The terms, rights, and preferences of the Series A Preferred Stock are as follows:

•	A total of 505,000 shares of Series A Preferred Stock is authorized, of which 438,500 shares are issued and outstanding.
•
The shares are non-voting except as to those matters on which a vote of the class is required by Delaware law, such as a change in the rights, preferences and priorities of the Series A Preferred Stock.

•	The shares are not convertible into Common Stock or into any other class of securities.
•	The shares bear a liquidation preference of $10.00 per share.
•
A dividend on the shares is payable at the rate of 10% per annum.  The dividend is cumulative, is only payable in cash, and is payable if, as, and when dividends are declared by the board of directors.  Cumulative, unpaid dividends do not bear interest.  Any cumulative, unpaid dividend on the shares must be paid before dividends or other distributions may be paid on the Common Stock or any other class of stock junior to the Series A Preferred Stock.

•	The shares are redeemable at any time by the Company at $10.00 per share upon 60 days’ notice to the holder.

•
The Series A preferred stock was issued in privately negotiated transactions pursuant to the exemption from registration requirements of the Securities Act of 1933 pursuant to Regulation D, Rule 506, adopted by the Securities and Exchange Commission.

On December 30 and December 31, 2010, and January 6, 2011, we issued a total of 5,405,000 shares of common stock to six security holders in exchange for outstanding warrants, which warrants had originally been issued in a sale of securities on April 6, 2010.  At the conclusion of this exchange, none of the warrants issued in the April 6 transaction remained outstanding.  The exchange was conducted pursuant to the provisions of Section 3(a)(9) of the Securities Act of 1933.

LEGAL PROCEEDINGS

Other than ordinary, routine litigation incidental to our business, we are engaged in the following material litigation.

Hansen et al., v. Tri-Valley Corporation et al., No. 56-2010-00345844-CU-OR-VTA, Superior Court, Ventura County, California

On May 11, 2010, plaintiffs filed a quiet title action against us and a group of lessors related to the Scholle family (the “Scholle Heirs”) with respect to oil and gas leases of a 50% mineral interest in our Scholle-Livingston oil and gas leases in the Pleasant Valley Field in Ventura County, California, which we entered in 2009 (the “Scholle Leases”).  On July 9, 2010, we and the Scholle Heirs filed a cross-complaint for quiet title.  Our cross-complaint seeks to affirm the validity of the 50% mineral interest owned by the Scholle Heirs and to affirm the validity of our oil and gas leases from the Scholle Heirs, while plaintiffs’ complaint seeks to extinguish the mineral interest of the Scholle Heirs and to terminate our leases.  We believe that the 2009 Scholle Leases have significant and valuable heavy oil deposits.  If the plaintiffs are successful in terminating the 2001 Scholle Leases, our potential for future development in the Pleasant Valley Field will be significantly impaired.

We are vigorously representing our interests in this lawsuit as we believe that we have valid claims and defenses.

Lenox v. Tri-Valley Corporation, No. 56-2009-00358492-CU-OR-VTA, Superior Court, Ventura County, California.

On September 25, 2009, the lessors of our Lenox and Snodgrass oil and gas leases (the “Lenox/Snodgrass Leases”) filed a quiet title action against us.  Our answer to the action was filed on November 6, 2009.  The principal relief sought by lessors is termination of our Lenox/Snodgrass Leases in our Pleasant Valley project.  We drilled one well and reworked several others on these leases.  Drilling and production operations on this property are suspended due to the pending litigation and waiting for the installation of an improved electric distribution system required by a local regulatory body.  We believe that the Lenox/Snodgrass Leases have significant and valuable heavy oil deposits.  If the plaintiffs are successful in terminating the Lenox/Snodgrass Leases, our potential for future development in the Pleasant Valley Field will be significantly impaired.

A trial in this case was held in January 2011.  The trial judge set forth a briefing schedule for filing concluding written arguments in this case, and a final decision from the trial court is expected later this year.

PLAN OF DISTRIBUTION

We have entered into a new sales agreement (the “February Agreement”) with C. K. Cooper & Company, Inc. (“CKCC”), under which we may issue and sell up to $3,000,000 of shares of our common stock from time to time through CKCC as our sales agent. Sales of the shares of common stock, if any, may be made by any means of permitted by law and deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the NYSE AMEX at market prices and such other sales as agreed upon by us and CKCC. As agent, CKCC will not engage in any transactions that stabilize our common stock.

In addition to the current offering under the February Agreement, we entered into a sales agreement dated October 22, 2010 (the “October Agreement”) with CKCC to sell up to an aggregate amount of $3,000,000 of shares of our common stock.  The total amount of common stock which may be sold under both the February Agreement and the October Agreement is $6,000,000.  As of January 28, 2011, 5,322,299 shares of common stock had been sold under the October Agreement for net proceeds of approximately $2,554,000, after deducting commissions to CKCC, and expenses of that offering of approximately $34,500.  We may sell up to an additional $323,574 of common stock under the October Agreement, plus the $3,000,000 to be offered under the February Agreement.  After payment of commissions to CKCC, and the payment of additional expenses of the offering which we estimate to be approximately $40,000, the additional net proceeds to us of the offering pursuant to the February Agreement will be approximately $2,810,000, if we sell the maximum amount available for sale under the February Agreement.  In that case, the total net proceeds to us under both sales agreements would be approximately $5,625,000.

CKCC, as agent, will use commercially reasonable efforts to solicit offers to purchase shares of our common stock upon receipt of a notice from us specifying the number of shares to be sold and such other matters as may be agreed upon by us and CKCC. Subject to the terms and conditions of the sales agreement, CKCC will use commercially reasonable efforts to sell on our behalf all of the designated shares of common stock pursuant to the terms agreed to with us, including any minimum price below which sales may not be made. We or CKCC may suspend the offering of shares of common stock by notifying the other. The obligation of CKCC under the sales agreement to sell shares pursuant to any notice is subject to a number of conditions, which CKCC reserves the right to waive in its sole discretion.

CKCC, in its capacity as agent, may arrange for or make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that is intended to be deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

We will pay CKCC a commission equal to 5.0% of the gross sales price of any such shares sold, through it as agent, as set forth in the sales agreement. We have also agreed to reimburse CKCC for certain of its out-of-pocket expenses, including reasonable and documented fees and expenses of its outside counsel, in connection with the sales agreement, up to a maximum of $25,000 in the aggregate. The remaining sales proceeds, after deducting any expenses payable by us, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through CKCC, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to CKCC in connection with such sales of common stock.

During each period beginning with the date of any notice by us to sell shares of our common stock and ending after the close of business on the purchase date for the shares referenced in the notice, we will notify CKCC before we offer to sell, contract to sell, sell, grant any option to sell or otherwise dispose of any shares of common stock (other than shares offered under the sales agreement) or securities convertible into or exchangeable for common stock, warrants or any rights to purchase or acquire common stock, subject to limited exceptions.

The offering of common stock pursuant to the sales agreement will terminate upon the earliest of (i) mutual agreement between us and CKCC, (ii) the sale of all shares of common stock subject to the sales agreement, and (iii) the termination of the sales agreement in accordance with its terms by either CKCC or us.

In connection with the sale of the common stock hereunder, CKCC may be deemed to be an "underwriter'" within the meaning of the Securities Act of 1933, as amended, and the compensation paid to CKCC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to CKCC against certain civil liabilities, including liabilities under the Securities Act.

CKCC may engage in transactions with, or perform other services for, us in the ordinary course of business. To the extent prohibited by Regulation M, CKCC will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Our independent stock transfer agent is Wells Fargo Bank, National Association, Shareowner Services, P. O. Box 64854, St. Paul, Minnesota  55164-0854.  Their telephone number is 800-401-1957.

Our common stock is traded on the NYSE Amex under the symbol "TIV."

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of $3,000,000 in aggregate value of shares of our common stock, sold at market prices. Our common stock is described in the accompanying prospectus, beginning on page 10.

LEGAL MATTERS

The legality of the issuance of the securities offered in this prospectus supplement will be passed upon for us by Strasburger & Price, LLP, Austin, Texas.  K&L Gates LLP, Irvine, California, is acting as counsel for the placement agent in connection with certain matters related to the securities offered hereby.

EXPERTS

Brown Armstrong Accountancy Corporation, an independent registered public accounting firm, has audited our consolidated financial statements incorporated by reference in this prospectus supplement, as stated in their report, and such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our proved oil and gas reserves incorporated by reference herein were based in part upon engineering reports prepared by Mr. Leland B. Cecil, P.E., an independent petroleum engineer based in Logan, Utah, and AJM Petroleum Consultants of Calgary, Alberta, Canada.  These estimates are included herein in reliance on the authority of such person and firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC.  You can read our SEC filings, including the registration statement, on the SEC’s website at

http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street, N.E.
Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement filed with the SEC.  The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.  The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus supplement:

-	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010.
-	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, filed with the SEC on May 10, 2010, and August 2, 2010, respectively.
-
Our Current Reports on Form 8-K filed with the SEC on January 7, 2011, January 6, 2011, January 5, 2011, January 3, 2011 (two reports), December 27, 2010, November 4, 2010, October 12, 2010, October 6, 2010, October 1, 2010, September 23, 2010, August 4, 2010, July 9, 2010, June 23, 2010, June 11, 2010, April 7, 2010, April 6, 2010, March 29, 2010, March 19, 2010, March 8, 2010, March 2, 2010, February 2, 2010, January 25, 2010, January 11, 2010, and January 7, 2010.

-
All reports and other documents subsequently field by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

-	A description of our common stock contained in our registration statement on Form 8-A filed October 24, 2003.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Tri-Valley Corporation, 4550 California Avenue, Suite 600, Bakersfield, California 93309, Attn:  Chief Financial Officer, telephone number:  661-864-0500.  Our website address is www.tri-valleycorp.com.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone else to provide you with different or additional information.  We will not make an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus supplement and the prospectus is accurate as of any date other than the date of those documents.

PROSPECTUS

$100,000,000

TRI-VALLEY CORPORATION

COMMON STOCK PREFERRED STOCK WARRANTS DEBT SECURITIES	RIGHTS PURCHASE CONTRACTS UNITS

We may from time to time offer and sell any combination of common stock, preferred stock, warrants, debt securities, rights, purchase contracts or units as described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to one or more purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the NYSE Amex LLC under the symbol "TIV."

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under Risk Factors, page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL 7, 2010

i

  ii

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under Information Incorporated by Reference, page 24.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

  iii

TRI-VALLEY CORPORATION

All references in this prospectus to “Tri-Valley,” “we,” “us” and “our” are to Tri-Valley Corporation and its subsidiaries, unless the context otherwise requires.

Tri-Valley, a Delaware corporation formed in 1971, is in the business of exploring, acquiring and developing petroleum and metal and mineral properties.  Our executive offices are located at 4550 California Avenue, Suite 600, Bakersfield, California 93309.  Our telephone number is (661) 864-0500.  Our business is described in the annual, quarterly and current reports we file with the Securities and Exchange Commission (“SEC”).

RISK FACTORS

Please carefully consider the following risk factors before deciding to invest in our securities.

Risks Involved in Oil and Gas Operations/Drilling and Development

Our success depends heavily on market conditions and prices for oil and gas.

Our success depends heavily upon our ability to market oil and gas production at favorable prices.  In recent decades, there have been both periods of worldwide overproduction and underproduction of hydrocarbons and periods of increased and relaxed energy conservation efforts. As a result the world has experienced periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis; these periods have been followed by periods of short supply of, and increased demand for, crude oil and to a lesser extent, natural gas.  The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations.  The dramatic price decrease that occurred during the fourth quarter of 2008 has greatly decreased the value of oil and gas reserves and the potential to profit from production of wells that were formerly considered commercially productive.  The futures market for crude oil forecasts a significant increase in crude oil prices over the next six plus years, which if realized, would result in significant increases in reserves and profitable production.

Estimating oil and gas reserves leads to uncertain results and thus our estimates of value of those reserves could be incorrect.

Our reserves are annually evaluated by a qualified, independent engineering firm.  The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir.  As a result, such estimates are inherently imprecise.  Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated in reserve reports that we periodically obtain from independent reserve engineers.

Any significant variance in these assumptions could materially change the estimated quantities and present value of our reserves.  In addition, our proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Actual production, revenues, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and such variances may be material.

The SEC has amended its rules to update oil and gas reserve reporting requirements.  The amendments will apply to our reserve reporting beginning with our annual report for the year ending December 31, 2009.  Key revisions include the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, permitting disclosure of probable and possible reserves, and changes to the pricing used to determine reserves in that companies must use a 12-month average price. The average will be calculated using the first-day of-the-month price for each of the 12 months that make up the reporting period.  We do not know what, if any, effect the new reporting requirements may have on our reported reserves.

Continued production of oil and gas depends on our ability to find or acquire additional reserves, which we may not be able to accomplish.

In general, the volume of production from oil and gas properties declines as reserves are produced.  Except to the extent that we acquire properties containing proved reserves or conduct successful development and exploitation activities, or both, our proved reserves will decline as reserves are produced.  Our future oil and gas production is, therefore, highly dependent upon our ability to find or acquire additional reserves.  The business of acquiring, enhancing or developing reserves is capital intensive.  We require cash flow from operations as well as outside investments to fund our acquisition and development activities.  If our cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel.  During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater.  In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases.  If as a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services may rise, and the costs of these services may increase, while the quality of these services may suffer.  The unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel may become severe in California and may materially and adversely affect us because our operations and properties are concentrated in those areas.

Our oil and gas reserves are concentrated in California.

Because we are not diversified geographically, local conditions may have a greater effect on us than on other companies.  All of our oil and gas reserves are located in California.  Because our reserves are not diversified geographically, our business is more subject to local conditions than other, more diversified companies.

Currently pending lawsuits threaten to limit potential development of a significant heavy oil project.

There are currently two legal actions pending against us to terminate leases to properties in our Pleasant Valley Project.  Drilling and production operations have not yet commenced on one of these leases, and operations on the other leases are currently halted, pending the installation of an improved electric distribution system that is required by a local regulatory body.  We believe that the leases have significant potential for development, but if the lessors are successful in terminating the oil and gas leases, our potential for future development in the Pleasant Valley field will be significantly impaired.  We intend to vigorously defend these lawsuits, as we believe that we have valid claims and defenses.

Oil and gas drilling and production activities are subject to numerous mechanical and environmental risks that could cause less production.

These risks include the risk that no commercially productive oil or gas reservoirs will be encountered, that operations may be curtailed, delayed or canceled and that title problems, weather conditions, compliance with governmental requirements, mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment may limit our ability to develop, produce or market our reserves.  New wells we drill may not be productive and we may not recover all or any portion of our investment in the well.

Drilling for oil and gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  In addition, our properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

Industry operating risks include the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formation and environmental hazards, such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses due to injury or loss of life, severe damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.  In accordance with customary industry practice, we maintain insurance against these kinds of risks, but our level of insurance may not cover all losses in the event of a drilling or production catastrophe.  Insurance is not available for all operational risks, such as risks that we will drill a dry hole, fail in an attempt to complete a well or have problems maintaining production from existing wells.

Oil and gas activities can result in liability under federal, state, and local environmental regulations for activities involving among other things, water pollution and hazardous waste transport, storage and disposal.  Such liability can attach not only to the operator of record of the well, but also to other parties that may be deemed to be current or prior operators or owners of the wells or the equipment involved.  Environmental laws could subject us to liabilities for environmental damages even where we are not the operator who caused the environmental damage.

Drilling is a speculative activity, because assessments of drilling prospects are inexact.

The successful acquisition of oil and gas properties depends on our ability to assess recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.  Exploratory drilling remains a speculative activity.  Even when fully utilized and properly interpreted, seismic data and other advanced technologies only assist geoscientists in identifying subsurface structures and do not enable the interpreter to know whether hydrocarbons are in fact present.

Therefore, our assessments of drilling prospects are necessarily inexact and their accuracy inherently uncertain.  In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices.  Such a review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities.  Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

In most cases, we are not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and we generally acquire interests in the properties on an “as is” basis with limited remedies for breaches of representations and warranties.  In those circumstances in which we have contractual indemnification rights for pre-closing liabilities, the seller may not be able to fulfill its contractual obligation.  In addition, competition for producing oil and gas properties is intense and many of our competitors have financial and other resources, which are substantially greater than ours.  Therefore, we may not be able to acquire producing oil and gas properties which contain economically recoverable reserves or that we make such acquisitions at acceptable prices.

Governmental regulations make production more difficult and production costs higher.

Domestic exploration for the production and sale of oil and gas are extensively regulated at both the federal and state levels.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations affecting the oil and gas industry that often are difficult and costly to comply with and which carry substantial penalties for noncompliance.  State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations.

Most states in which we operate also have statutes and regulations governing conservation matters, including the unitization or pooling of properties and the establishment of maximum rates of production from wells.  Many state statutes and regulations may limit the rate at which oil and gas could otherwise be produced from acquired properties.  Some states have also enacted statutes proscribing ceiling prices for natural gas sold within their states.  Our operations are also subject to numerous laws and regulations governing plugging and abandonment, the discharge of material into the environment or otherwise relating to environmental protection.  The heavy regulatory burden on the oil and gas industry increases its cost of doing business and consequently affects its profitability.  Any change in such laws, rules, regulations, or interpretations, may harm our financial condition or operating results.

Risks Involved in Our Rig Operations Business

Our rig operations have not had significant consistent revenue.

Our drilling rig operations began in 2006.  In 2008, we sold all but one of our rigs.  We have not realized a high rig utilization to date, and we cannot predict when we may begin to see increased rig utilization.  Due to the current industry downturn, our drilling rig is idle.

Our rig operations may not be profitable due to:

•	New, lower cost competitors;
•	Low utilization of our rigs; and
•	Write-downs of asset values.

Our operations may be adversely affected by risks and hazards associated with the rig operations industry that may not be fully covered by insurance.

While we employ a full time health, safety, environmental specialist and conduct employee meetings in those subjects, our business is subject to a number of risks and hazards including:

• Environmental hazards; and
• Industrial accidents

Such risks could result in:

• Personal injury or fatalities; and
• Environmental damage

For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

Risks Involved in Our Mineral Exploration Business

Our industrial mineral operations have not yet begun to realize significant revenue.

Select Resources Corporation (“Select”), our minerals subsidiary, was formed in late 2004.  We realized no significant revenue from our investment in Select to date, and we cannot predict when, if ever, we may begin to see significant returns from these minerals investments.

Our mining operations may not be profitable.

The economic value of our minerals operations may be adversely affected by:

• Declines or changes in demand;
• Declines in the market price of the various metals or minerals;
• Increased production or capital costs;
•	Reductions in the availability of replacement equipment (such as tires), and reductions in the ability to make repairs,
• Increasing environmental and/or permitting requirements and government regulations;
• Reduction in the grade or tonnage of the deposit;
• Increase in the dilution of the ore;
• Reduced recovery rates;
• Delays in new project development;
• New, lower cost competitors;
• Reductions in reserves; and
• Write-downs of asset values.

Our mineral and metal reserves and deposits are concentrated in Alaska.

Because our mineral and metal mining operations are not diversified geographically, local conditions may have a greater effect on us than on other companies.  All of Select’s metal and mining operations and reserves are located in the State of Alaska and subject to local rules and regulations thereof as well as particular U.S. government rules and regulations applicable to Alaska.

The loading dock for our Admiral Calder calcium carbonate quarry is subject to risks of maritime damage and loss.

Our Admiral Calder quarry facility contains a loading dock for ships loading calcium carbonate which is located on a navigable waterway and is thus subject to maritime law.  The quarry is not currently operating, but if we begin quarrying and shipping operations using the loading dock, the dock and vessels using it will be subject to operating hazards and risks including:

• Maritime accidents;
• Adverse sea and weather conditions;
• Mechanical failure;
• Navigation errors; and
• Collision and other maritime risks.

These risks may present a threat to the safety of personnel and to vessels, cargo and equipment using the dock.  We could be subject to loss of revenue and possibly property damage, and additionally, third parties may have significant claims against us for damages due to personal injury, death, property damage, pollution and loss of business resulting from losses due to these risks.

We have only one executive fully dedicated to Select.

Since mid 2008, Select has had one dedicated full-time executive whose principal role was to monetize Select’s properties.  Along with this executive, Select used partially dedicated staff-level employees from Tri-Valley, but Select had no staff-level employees dedicated full-time to the development of its properties.  Select has continued to utilize the independent contractor and hired one consultant.  Any substantial development of any of Select’s properties would require the hiring of additional staff to oversee that development.  We cannot be sure that we can hire qualified people at affordable prices to fill that need, or that consultants would be available and able to serve instead of employees.

Our operations may be adversely affected by risks and hazards associated with the minerals industry that may not be fully covered by insurance.

Our business is subject to a number of risks and hazards including:

• Environmental hazards;
• Industrial accidents;
• Unusual or unexpected geologic formations; and
•	Unanticipated hydrologic conditions, including flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

• Personal injury or fatalities;
• Damage to or destruction of mineral properties or producing facilities;
• Environmental damage; and
• Delays in exploration, development or mining.

We employ a full time credentialed specialist in health, safety, environmental and permitting functions.  For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Insurance against environmental risks is generally either unavailable or, we believe, too expensive for us, and, therefore, we do not maintain environmental insurance. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

Risks Involved in Our Operations Generally

Forward Looking Statements

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

• discuss our future expectations;
• contain projections of our future results of operations or of our financial condition; and
• state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict and/or over which we have no control. The risk factors listed in this section, other risk factors about which we may not be aware, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Ability to Operate as a Going Concern - If we are unable to obtain additional funding our business operations will be harmed.

Like many other companies coping with the unexpected and sudden global economic “meltdown”, Tri-Valley has experienced substantial changes in its capital and inflows of capital beginning in the fourth quarter of 2008 and extending into the fourth quarter of 2009.

In addition to its current dependency on capital formation for operating and general and administrative expenses for fiscal 2009 and 2010, Tri-Valley has several projects underway that will require capital for leasing and lease maintenance and repairs.

A primary source for this capital has been investors in the TVOG Opus I Drilling Program LP.  Although we have historically been successful in the past at attracting sufficient capital, we do not know – particularly in the current economic climate – if additional financing will be available when needed, or, if it is available, if it will be available on acceptable terms.  Insufficient funds may prevent or limit us from implementing our business strategy.
As of December 31, 2008, and September 30, 2009, respectively, we had a cash balance of $2.0 million and $1.96 million, and current liabilities of $5.15 million and $7.34 million.  In light of this and other factors, our independent accountant has included a going concern qualification in its report on our financial statements for the year ended December 31, 2008, noting that our ability to continue as a going concern is dependent on additional sources of capital and the success of our business strategy.  See Note 14 to our audited financial statements for the years ended December 31, 2008, contained in our Form 10-K/A for the year ended December 31, 2008.

The NYSE Amex may delist our common stock for non-compliance with listing requirements.

On September 23, 2009, NYSE Amex LLC notified us that we are not currently in compliance with the requirement for continued listing on the exchange that companies listed on NYSE Amex are required by Section 1003(a)(iii) of the Company Guide to maintain a minimum of $6 million in stockholders’ equity,  if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.  Our Form 10-Q for the quarter ended September 30, 2009, reported stockholders’ equity at September 30, 2009, of $1,580,052.

On October 23, 2009, we submitted a plan to regain compliance with Section 1003(a)(iii) of the Company Guide.  The offerings of securities contemplated by this registration statement are an integral part of that plan.  However, if we are unable to complete a securities offering successfully, or if we continue to experience significant losses, we may not achieve compliance with continued listing standards and NYSE Amex could seek to delist our stock.  In that event we would likely seek to be listed on the NASDAQ Capital Market, but NYSE Amex delisting could have a negative impact on the market price and liquidity of our common stock.

The departure of any of our key personnel would slow our operation until we could fill the position again.

Our success will depend in large part on the continued services of our chairman and chief executive officer, F. Lynn Blystone, and our president and chief operating officer, Maston Cunningham.  Our employment agreement with Mr. Blystone extends through January 1, 2011.  Our agreement with Mr. Cunningham does not have a definite term.  Although our board of directors has established a succession plan, the loss of their services would be particularly detrimental to us because of their background and experience in the oil and gas industry.  We carry key man insurance of $500,000 on Mr. Blystone’s life.  We do not carry key man insurance on Mr. Cunningham’s life.

We also consider the president of our Tri-Valley Oil and Gas Company subsidiary, Joseph R. Kandle, to be a key employee whose loss would be detrimental to us because of his 44 years of oil and gas industry experience.  We do not have an employment contract with Mr. Kandle.  We carry key man life insurance of $1,000,000 on Mr. Kandle.

Our success will also depend in large part on the continued services of Select’s president, James G. Bush.  We do not have a letter agreement with Mr. Bush.  The loss of his services would be particularly detrimental to us because of his background and experience in three key component industries, the oil and gas industry, the minerals industry, and the environmental industry.  We carry key man insurance of $500,000 on Mr. Bush’s life.

Our stock is subject to anti-takeover provisions that could discourage potential acquirers from bidding for our stock.

We have adopted  a Share Purchase Rights Agreement as a defensive measure against potential hostile take-over attempts.  The Rights Agreement is designed to discourage potential hostile suitors from acquiring a controlling interest in our common stock.  In addition, our stock is subject to the Delaware Business Combination Statute, which may also discourage outsiders from acquiring our stock. The Rights Agreement and the Delaware Business Combination Statute may both discourage others from bidding for our stock or otherwise seeking to acquire our stock on terms that our existing shareholders might find attractive.  This could depress the market price for our stock.  A detailed description of the Rights Agreement and the Business Combination Statute is contained in Anti-Takeover Provisions, page 21.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus and the information incorporated by reference into this prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include, but are not limited to, those referred to under the heading “Risk Factors” above. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Nine Months Ended	Fiscal Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004
	(In thousands)
Ratio of earnings to fixed charges (1) (2)	--	--	--	--	--	--
Coverage deficiency	$138	$218	$259	$397	$118	$ 33

(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income from continuing operations, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense and the estimated interest included in rental expense.

(2)	In each of the periods presented, earnings were insufficient to cover fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including, without limitation, for capital expenditures, making acquisitions of assets, businesses or securities and for working capital. When a particular series of securities is offered, we will describe our intended use of the net proceeds of the offering in the applicable prospectus supplement.  Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to resell the securities to the public.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.  Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If we utilize an underwriter or dealer in the sale of the securities being offered by this prospectus, the underwriter and any participating dealers must comply with the rule of the Financial Industry Regulatory Authority (“FINRA”) which prohibit persons associated with a FINRA member from participating in any manner in any public offering of securities in which the underwriting or other terms or arrangements in connection with or relating to the distribution of the securities, or the terms and conditions related thereto, are unreasonable.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100 million shares of $0.001 par value common stock.  As of November 9, 2009, 33,049,598 shares of our common stock were issued and outstanding, excluding 2,037,350 shares issuable upon exercise of options by our officers and directors.  All outstanding shares of common are fully paid and not subject to further calls or assessments.

Each shareholder of the common stock is entitled to one vote for each share of common stock held on all matters to be voted on by shareholders.  Our Certificate of incorporation precludes cumulative voting in elections of directors.  Shareholders have no preemptive rights or other rights to subscribe for additional shares.

Shareholders are entitled to receive dividends, when declared by our board of directors, out of funds legally available therefore, subject to the restrictions set forth in the Delaware General Corporation Law.  Our board of directors presently intends to retain all of our earnings for the expansion of our business and expects to continue to do so for the foreseeable future.

Shareholders have no conversion rights, redemption rights, or sinking fund provisions. If we were to liquidate, dissolve, or wind up, the holders of the common stock would be entitled to receive, pro rata, our net assets remaining after we satisfy our obligations to creditors.  Under our Certificate of incorporation, we have eliminated the potential liability of directors to our Company, and we are also required to indemnify our directors against any liability for monetary damages, to the extent allowed by Delaware law.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 20 million shares of preferred stock, par value $.001 per share.  No preferred shares are currently issued and outstanding.    Under Delaware law and the provisions of our amended and restated certificate of incorporation, the board of directors is authorized to issue separate series of preferred stock and to designate the terms of the shares of preferred stock of each series.  The board may designate series of preferred stock with differing rights and preferences, including:

•	The number of shares and title of each series;
•
Dividends, if any, to be paid on shares of preferred stock, whether dividends are to be paid in cash, securities or other consideration, and the relation dividends on one series will bear to other series or classes of stock;

•	Whether the shares are redeemable at the option of the corporation or callable at the option of the shareholder;
•	Whether a series receives any preference over other shares or series upon liquidation of the corporation;
•	Restrictions on the issuance of additional shares of the same series or other series; and
•	Voting rights, if any, of the holders of the shares.

The authorized but unissued shares of preferred stock could have anti-takeover effects.  Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company.  As discussed in Anti-Take-Over Provisions, page 21, the board has used its authority to provide for a series of preferred stock with voting rights that sufficiently increases the number of outstanding voting shares to overcome a vote by the holders of common stock or with rights and preferences that include special voting rights to veto a change in control.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants;
•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;
•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depository shares will be separately transferable;
•	the price at which each share of debt securities, common stock, preferred stock or depository shares purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of certain federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. A copy of the applicable rights agreement will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;
•	the securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•	a discussion of certain United States federal income tax considerations applicable to the rights; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•	any provisions relating to any security provided for the purchase contracts;
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. When we issue units, we will provide the specific terms of the units in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement.  We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.  We will indicate in the applicable prospectus supplement any material variation from the terms described below.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will pay the principal on the debt securities at their stated maturity or otherwise;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;
•	the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
•
if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and
•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture will not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depository, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under Global Debt Securities and Book-Entry System page 16, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.

The depository has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depository for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depository for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depository for a global debt security, or its nominee, is the registered owner of that global debt security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depository for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
We expect that the depository, upon receipt of any payment of principal of or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depository is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depository and the depository’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, and may not permit any person to merge into, or convey, transfer or lease the properties and assets substantially as an entirety to us, unless:

•
the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or passage of time, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Unless otherwise provided in the establishing board resolution, supplemental indenture or officer’s certificate, event of default means, with respect to any series of debt securities, any of the following:

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any debt security of that series when due and payable;
•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
default in the payment of any debt (including debt securities of any other series) when it becomes due aggregating $150,000, or more, and such debt is not discharged or acceleration is not rescinded or annulled within ten days after written notice to us by the holders of such debt in the manner provided in the applicable debt instrument;

•	certain events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as indicated above and as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences if all events of default with respect to debt securities of that series, other than the non-payment of principal that has become due and payable solely as a result of such declaration of acceleration, have been cured or waived as provided in the indenture, and we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all debt securities of that series;
•	the principal of any debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon;
•	interest upon any overdue principal and interest, to the extent payment thereof is lawful; and
•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within 60 days of receipt of such notice, and the trustee has failed to institute the proceeding within such 60 day period.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities, to institute suit for

•
the enforcement of any such payment and to waivers or amendments, and provisions with respect to determining the currency exchange rate for certain amounts specified in the indenture in U.S. dollars; or

•	waive a redemption payment with respect to any debt security or change any provisions with respect to the redemption of any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund or analogous payments and interest on debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest

•	on and any mandatory sinking fund in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•
delivering to the trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

ANTI-TAKEOVER PROVISIONS

The Share Purchase Rights Agreement

In 1999, the shareholders voted in favor of amending the certificate of incorporation to increase the shares of common stock we are authorized to issue to 100 million shares.  One stated reason for the increase was to permit the board to adopt a Share Purchase Rights Agreement.  After the shareholders approved the 1999 amendment, the board adopted the Rights Agreement.  In 2009, the board replaced the 1999 Plan with a new Rights Agreement that extends  until 2019.

The Rights Agreement is designed to protect and maximize the value of the outstanding equity interests in Tri-Valley in the event of an unsolicited attempt by an acquirer to take over Tri-Valley, in a manner or on terms not approved by the board of directors.  Takeover attempts frequently include coercive tactics to deprive a company's board of directors and its stockholders of any real opportunity to determine the destiny of the company.  The rights were declared in order to deter these types of coercive tactics, which, include a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

Our board of directors believes the rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.  However, the rights may have the effect of rendering more difficult or discouraging an acquisition of Tri-Valley deemed undesirable by the board of directors.  The rights may cause substantial dilution to a person or group that attempts to acquire Tri-Valley on terms or in a manner not approved by our board of directors.

The Rights Agreement provides for the declaration of a dividend of one right per common share to all holders of the Company’s common stock on a record date to be set by the Board (and certain future holders of the Company’s common stock).

At the time of adoption of the Rights Agreement, the rights are not exercisable and trade only with the common stock.  The rights expire ten years after the date of the Rights Agreement unless extended by the Board.

Prior to the Distribution Date, the rights are redeemable by the Company for $0.01 per right.  After the Distribution Date, the rights can no longer be redeemed.

The Distribution Date occurs 10 days following (i) a public announcement that any person or group has acquired 15% or more of the Company’s outstanding common stock or (ii) commencement of a tender or exchange offer which would result in any person or group having ownership of 15% or more of the Company’s outstanding common stock; provided that a shareholder who holds 15% or more of the Company’s outstanding common stock on the Record Date shall not trigger this provision unless it acquires an additional 5% of the Company’s outstanding common stock.

Upon the Distribution Date, rights certificates are printed and mailed to all common shareholders.  The rights then become transferable and trade separately from the common stock.  Each right entitles the holder to purchase one one-thousandth of a preferred share of the Company for $150.

Each one one-thousandths of a preferred share is designed to have the attributes and equivalent value of one share of common stock.

Each preferred share is entitled to a preferential quarterly dividend payment of $0.01 plus a dividend of 1000 times the dividend declared per common share.

Upon liquidation, each preferred share is entitled to a preferential liquidation payment of $1 plus a payment of 1000 times the payment made per common share.

Each preferred share has 1000 votes, voting together with the common shares.

Upon a merger or consolidation, each preferred share is entitled to receive 1000 times the amount received per common share.

The rights take effect in one of two forms:  “Flip-in” rights and “Flip-over” rights.  A “Flip-In” allows existing shareholders (except the new acquirer) to buy more shares at a discount to the market price.   A “Flip-over” allows stockholders to buy the new acquirer’s shares at a discounted price after a merger.

A Flip-In event occurs if any person or group acquires 15% or more of the Company’s outstanding common stock; provided that a shareholder who holds 15% or more of the Company’s outstanding common stock on the Record Date shall not trigger this provision unless it acquires an additional 5% of the Company’s outstanding common stock.  Upon a Flip-In event, each right would entitle the holder to acquire shares of the Company’s common stock having a market value of two times the exercise price of the right (i.e. a 50% discount).  For example, at an exercise price of $150, each right would entitle the holder to purchase $300 worth of the Company’s common stock for $150.  Alternatively, the Company may exchange each right for one share of the Company’s common stock or one one-thousandth of a preferred share.

A Flip-Over event occurs if the Company is acquired in a merger or business combination or if 50% or more of the Company’s assets or earning power are sold.  Upon a Flip-Over event, each right would entitle the holder to acquire shares of the acquiring company having a market value of two times the exercise price of the right (i.e. a 50% discount).  For example, at an exercise price of $150, each right would entitle the holder to purchase $300 worth of the common stock of the acquiring company for $150.

If there are insufficient authorized, unissued (or issued but not outstanding) shares to permit the exercise of the rights, the Company may seek stockholder approval to authorize additional shares or substitute cash, other equity securities of the Company, or assets (i) for the shares issuable upon exercise of the rights or (ii) for the difference between the value of the shares issuable upon exercise of the rights and the exercise price (i.e. the spread) without requiring payment of the exercise price.

The number of rights outstanding, exercise price and number of shares issuable upon exercise of the rights are subject to adjustment to prevent dilution upon certain events (e.g. stock dividends or stock splits).

A copy of the rights agreement that was adopted by the board has been filed with the Securities and Exchange Commission as an exhibit to this registration statement.

The Delaware Business Combination Statute

In addition to the rights agreement, Tri-Valley is subject to Section 203 of the Delaware General Corporation Law.  Section 203 is the Delaware business combination statute.  It has the effect of deterring hostile takeovers by preventing business combinations with an interested stockholder for a period of three years after that person becomes an interested stockholder.  An "interested stockholder" is basically defined by the statute as any owner of 15% or more of the voting stock in a corporation.  A "business combination" is defined to include any merger, exchange of corporate assets or stock (including in a subsidiary), or issuance of loans of other benefits.

However, Section 203 does not preclude all business combinations between Tri-Valley and an interested stockholder during that three-year period.  Such business combinations may be permitted with an interested stockholder if:

•
the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by our board of directors prior to the date the interested stockholder obtained this status;

•
on or subsequent to this date the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66.66% of the shares of our outstanding common stock which are not owned by the interested stockholder; or

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the shares of our common stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by:

▪	persons who are directors and also officers; and

▪	employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

The provisions of Section 203 may encourage persons interested in acquiring Tri-Valley to negotiate in advance with our board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder.

There is a risk that Section 203 could make it more difficult to accomplish transactions which Tri-Valley's stockholders may otherwise deem to be in their best interests.

It is possible that Section 203 might discourage potential purchasers from considering a bid for Tri-Valley's stock, because it will be harder to acquire controlling interest in Tri-Valley if our board decides an offer is not in the best interest of shareholders.

Section 203 automatically applies to corporations which have a class of stock that is listed on a national securities exchange, and therefore Section 203 applies to us.

To our knowledge, currently there are no "interested stockholders" who would be subject to the restrictions on business combinations contained in Section 203, and we do not know of any currently proposed transactions which would make anyone become an "interested stockholder."

EXPERTS

Accounting Matters

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference to our annual report on Form 10-K for the fiscal years ended December 31, 2008, 2007 and 2006 in this prospectus have been audited by  Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Engineering Matters

Information related to the estimated proved reserves attributable to certain oil and gas properties of Tri-Valley Corporation as of December 31, 2008, and estimates of future net cash flows and present value of the reserves have been incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference, in reliance on the reserve report prepared by Cecil Engineering, independent petroleum engineers.

Legal Matters

The validity of the securities offered pursuant to this prospectus will be passed on by Strasburger & Price, L.L.P., Austin, Texas.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference the documents listed below (SEC file No. 001-31852) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all shares offered by this Prospectus or until this offering is otherwise completed:

-	Our Annual Report on Form 10-K/A for the year ended December 31, 2008, filed with the SEC on September 11, 2009.
-	Our Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the SEC on May 18, 2009.
-	Our Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed with the SEC on August 7, 2009.
-	Our Quarterly Report on Form 10-Q for the period ended September 30, 2009, filed with the SEC on November 9, 2009.
-	Our Current Reports on Form 8-K filed with the SEC on March 18, 2009, May 22, 2009, May 26, 2009, July 6, 2009, September 29, 2009, and October 1, 2009.
-	Our Definitive Proxy Statement for our 2009 Annual Meeting of Shareholders, filed with the SEC on September 25, 2009.

You may request free copies of these filings by writing or telephoning us at the following address:

Tri-Valley Corporation.
4550 California Avenue, Suite 600
Bakersfield, California 93309
(661) 864-0500
E-mail:  www.tri-valleycorp.com

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system.  You can find our SEC filings on the SEC's web site, www.sec.gov.  You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  Our common stock is listed on the NYSE Amex Exchange, under the symbol "TIV," and all reports, proxy statements and other information that we file with NYSE Amex may be inspected at its offices at 11 Wall Street, New York, NY 10005 .

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law.  We use the calendar year as our fiscal year.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein.  This prospectus is not an offer to sell these securities in any state where the offer or sale of these securities is not permitted.  The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date.  If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

Disclosure Of Commission Position On Indemnification

Under Article VIII of our certificate of incorporation, we have eliminated the potential liability of directors to us, and we are also required to indemnify our directors against any liability for monetary damages, to the extent allowed by Delaware law.  The Delaware General Corporation Law allows corporations, including Tri-Valley, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors' duties.  The Corporations Code provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our certificate of incorporation also provides that if Delaware law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.